UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2023
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Lazard Ltd
(Exact name of registrant as specified in its charter)
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Bermuda	001-32492	98-0437848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street, Hamilton, Bermuda		HM 11
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 441-295-1422
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	LAZ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2023, Lazard Ltd (the “Company”) announced the appointment of Michael Gathy, 42, as Chief Accounting Officer of the Company and Lazard Group LLC (“Group”), effective immediately.

Previously, Mr. Gathy was a Managing Director at Morgan Stanley responsible for leading the Controllership and Balance Sheet management functions of the Investment Management business. Mr. Gathy joined Morgan Stanley in 2017 and began his career more than 20 years ago at PricewaterhouseCoopers in the Banking and Capital Markets audit practice.

On June 29, 2023, Lazard Frères & Co. LLC (“LF&Co.”), a subsidiary of the Company, entered into a letter agreement with Mr. Gathy (the “Letter Agreement”) with respect to his employment. Generally, Mr. Gathy’s service under the Letter Agreement may be terminated by either party; provided that Mr. Gathy must provide three months’ written notice of his intention to terminate employment. The Letter Agreement provides that Mr. Gathy will receive an annual base salary of $400,000 and a guaranteed bonus of $500,000 in respect of calendar year 2023, a portion of which will be granted in restricted stock and/or restricted fund interests, with the remaining portion granted in cash. While providing services to LF&Co. and for three months thereafter, Mr. Gathy is subject to restrictive covenants prohibiting competition with LF&Co. or any of its affiliates or solicitation of any of their clients. In addition, while providing services to LF&Co. and for six months thereafter, Mr. Gathy is also prohibited from soliciting the employees of LF&Co. or any of its affiliates.

In addition, on the third business day following Mr. Gathy’s commencement of employment with LF&Co., Mr. Gathy will receive an initial award of restricted stock units equal to the lesser of the value of unvested shares forfeited upon Mr. Gathy’s termination of employment with his former employer and $95,000, vesting 26% on March 1, 2024, 35% on March 3, 2025 and 39% on March 2, 2026, in each case, subject to continued service through such date.

There are no arrangements or understandings between Mr. Gathy and any other persons pursuant to which he was selected as Chief Accounting Officer of the Company and Group. Further, there are no family relationships between Mr. Gathy and any director or executive officer of the Company or Group. In addition, Mr. Gathy has not been party to any reportable transactions with the Company or Group pursuant to Item 404(a) of the Securities and Exchange Commission Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On October 9, 2023, the Company issued a press release announcing the appointment of Mr. Gathy as Chief Accounting Officer. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits. The following exhibits are filed or furnished as part of this Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release dated October 9, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD LTD (Registrant)

	By:	/s/ Mary Ann Betsch
	Name:	Mary Ann Betsch
	Title:	Chief Financial Officer
Dated: October 10, 2023